EXHIBIT 10.5

FORM OF

RESTRICTED STOCK UNIT AWARD AGREEMENT

Granted by

CARVER BANCORP, INC.

under the

CARVER BANCORP, INC.
2024 EQUITY INCENTIVE PLAN

This Restricted Stock Unit Award Agreement (“Restricted Stock Unit Award” or “Agreement”) is and will be subject in every respect to the provisions of the 2024 Equity Incentive Plan (the “Plan”) of Carver Bancorp, Inc. (the “Company”) which are incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement.  A copy of the Plan and related prospectus have been provided or made available to each person granted a Restricted Stock Unit Award pursuant to the Plan.  The holder of this Restricted Stock Unit Award (the “Participant”) hereby accepts this Restricted Stock Unit Award, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the committee appointed to administer the Plan (the “Committee”) or the Board of Directors will be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns.  Except where the context otherwise requires, the term “Company” will include the parent and all present and future subsidiaries of the Company as defined in Section 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).  Capitalized terms used herein but not defined will have the same meaning as in the Plan.

1.	Name of Participant: _____________

2.	Date of Grant:______________________

3.	Total number of Restricted Stock Units covered by the Restricted Stock Unit Award: _____________
4.	Vesting Schedule. Except as otherwise provided in the Plan and this Agreement, this Restricted Stock Unit Award first becomes earned in accordance with the vesting schedule specified herein.

Date Number of Units Vested

Vesting will automatically accelerate pursuant to Sections 2.7 and 4.1 of the Plan (in the event of death, Disability or an Involuntary Termination at or following a Change in Control).

5.
Grant and Settlement of Restricted Stock Unit Award.

The Restricted Stock Unit Award will be denominated in shares of Stock, except that no shares of Stock are actually awarded to Participant on the date of grant. The Restricted Stock Units will be credited to the Participant’s account, subject to the terms of the Plan and this Agreement.  On or as soon as practicable after the vesting of any Restricted Stock Units, the Company shall deliver to the Participant either electronically through book-entry at the Company’s transfer agent or physically one or more certificates representing whole shares of Stock (one share of Stock for each Restricted Stock Unit).

6.	Voting and Dividend Equivalent Rights.
6.1	The Participant will not have the right to vote the shares of Stock underlying this Award until the Restricted Stock Units become vested and are settled in Stock.
6.2
Subject to the restrictions, limitations and conditions described in the Plan and/or this Agreement, Restricted Stock Units will earn dividend equivalent rights during the vesting period at the rate of dividends per share paid by the Company on the Stock.  Dividend equivalent rights will be accrued but not paid until the Restricted Stock Units are earned, vested and issued.  Dividend equivalent rights will be forfeited if the Restricted Stock Units are forfeited.

7.
Delivery of Shares.

Delivery of shares of Stock under this Restricted Stock Unit Award will comply with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

8.
Code Section 409A.  The Restricted Stock Unit Award and payments made pursuant to this Agreement and the Plan are intended to satisfy the “short-term deferral” rule set forth in Code Section 409A and the regulations of the United States Treasury Department issued thereunder (“Treasury Regulations”). Notwithstanding any other provision in this Agreement or the Plan, the Company, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify this Agreement so that the Restricted Stock Units granted to the Participant qualify for exemption from or comply with Code Section 409A.

9.
Adjustment Provisions.

This Restricted Stock Unit Award, including the number of shares subject to the Restricted Stock Unit Award, will be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of, Section 3.4 of the Plan.

10.	Effect of Termination of Service on Restricted Stock Unit Award. This Restricted Stock Unit Award will vest as follows upon a Termination of Service:
(i)	Death. In the event of the Participant’s Termination of Service by reason of the Participant’s death, any unvested Restricted Stock Units subject to this Agreement will vest.
(ii)	Disability. In the event of the Participant’s Termination of Service by reason of Disability, any unvested Restricted Stock Units subject to this Agreement will vest.

(iii)	Change in Control. In the event of the Participant’s Involuntary Termination of Service at or following a Change in Control, any unvested Restricted Stock Units subject to this Agreement will vest.
(iv)	Termination for Cause. In the event of the Participant’s Termination of Service for Cause, all Restricted Stock Units subject to this Agreement that have not vested will expire and be forfeited.
(v)
Other Termination.  In the event of the Participant’s Termination of Service for any reason other than due to death, Disability, Cause or an Involuntary Termination at or following a Change in Control, all Restricted Stock Units subject to this Agreement that have not vested as of the date of the Termination of Service will expire and be forfeited.

11.	Miscellaneous.

11.1
This Restricted Stock Unit Award will not confer upon the Participant any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights, except as otherwise provided herein.

11.2	This Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant.
11.3	The Restricted Stock Units subject to this Agreement are not transferable until the expiration of the Restriction Period.
11.4	This Restricted Stock Unit Award will be governed by and construed in accordance with the laws of the State of New York.
11.5
This Restricted Stock Unit Award is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Company will not be obligated to issue any shares of stock hereunder if the issuance of such shares would constitute a violation of any such law, regulation or order or any provision thereof.

11.6	This Restricted Stock Unit Award is subject to any required federal, state and local tax withholding that may be effected in the manner determined by the Company.
11.7
Nothing in this Agreement will interfere with or limit in any way the right of the Company or any Affiliate to terminate the Participant’s employment or service at any time, nor confer upon the Participant any right to continue in the employ or service of the Company or any Affiliate.

11.8	This Agreement shall be binding upon any successor of the Company, in accordance with the terms of this Agreement and the Plan.
11.9	This Restricted Stock Unit Award is subject to forfeiture in accordance with Section 7.17 of the Plan or as otherwise authorized by the Company.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this document to be executed in its name and on its behalf as of the date of grant of this Restricted Stock Unit Award set forth above.
CARVER BANCORP, INC.
By:_____________________
Its: _____________________

PARTICIPANT’S ACCEPTANCE
The undersigned hereby accepts the foregoing Restricted Stock Unit Award and agrees to the terms and conditions hereof, including the terms and provisions of the Plan.  The undersigned hereby acknowledges receipt of a copy of the Plan and related prospectus.

PARTICIPANT

__________________________

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